UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Brian McCollum to President, Spine Global Business Unit

On October 16, 2012, Orthofix International N.V. (collectively with its subsidiaries, the “Company”) promoted Brian McCollum to the position of President, Spine Global Business Unit effective as of November 6, 2012. Mr. McCollum currently serves as the Company’s Chief Financial Officer and Senior Vice President of Finance, and will also retain this position through November 10, 2012. In connection with the promotion, the Company and Mr. McCollum entered into an amended and restated employment agreement (the “Amended Employment Agreement”). Under the Amended Employment Agreement, which has been approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Mr. McCollum’s base salary will increase to $380,000 per year as of November 6, 2012, and he will receive a one-time promotion bonus of $100,000. In addition, the Amended Employment Agreement provides that Mr. McCollum will have a target bonus opportunity under the Company’s annual incentive plan of at least 60% of his then-current base salary, and an opportunity to earn a maximum bonus under such plan of not less than 90% of his then-current base salary. The remaining terms of Mr. McCollum’s employment remain the same as under his prior employment agreement. The foregoing description does not constitute a complete summary of the terms of the Amended Employment Agreement and is qualified in its entirety by reference to the full text of the Amended Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Promotion of Emily Buxton to Interim Chief Financial Officer

On October 16, 2012, the Company promoted Emily Buxton to the position of Interim Chief Financial Officer effective as of November 11, 2012. Ms. Buxton is being promoted from her current position as the Company’s Chief Financial Officer, Global Orthopedics, which she had held since July 2010. From December 2008 to July 2010, she was the Company’s Vice President and Controller, and from October 2007 to December 2008, she was the Company’s Director of Corporate Finance/Controller. From July 2003 to October 2007, she held several finance, accounting and SEC reporting positions within the Company.

In connection with the promotion, the Compensation Committee approved an increase in Ms. Buxton’s base salary to $296,000 per year, as well as a one-time bonus of $50,000. In addition, the Compensation Committee approved a new target bonus amount for Ms. Buxton under the Company’s annual incentive plan in the amount of 40% of Ms. Buxton’s base salary.

Resignation of Bryan McMillan

On October 10, 2012, Bryan McMillan, the Company’s President, Spine Global Business Unit, notified the Company of his voluntary resignation of employment from the Company effective as of November 5, 2012.

Item 7.01.	Regulation FD Disclosure.

On October 16, 2012, the Company issued a press release regarding certain of the matters described above. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement, dated as of October 16, 2012 and effective as of November 6, 2012, between Orthofix Inc. and Brian McCollum.

99.1	Press Release, dated October 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Senior Vice President, General Counsel and Corporate Secretary

Date: October 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of October 16, 2012 and effective as of November 6, 2012, between Orthofix Inc. and Brian McCollum.

99.1	Press Release, dated October 16, 2012.